Exhibit (h)(1)

Execution Version

MANAGING DEALER AGREEMENT

July 31, 2025

InspereX LLC
25 SE 4th Avenue

Suite 400

Delray Beach, FL 33483

This Managing Dealer Agreement (this “Agreement”) is entered into by and between Monroe Capital Enhanced Corporate Lending Fund, a Delaware statutory trust (the “Fund”), and InspereX LLC, a Delaware limited liability company (the “Managing Dealer”).

The Fund has filed, or intends to file, one or more registration statements with the U.S. Securities and Exchange Commission (the “SEC”) that are listed on Schedule 1 to this Agreement (each, in its most current effective form, a “Registration Statement”), which Schedule 1 may be amended from time to time with the written consent of the Fund and the Managing Dealer to reflect any additional Registration Statements. In this Agreement, unless explicitly stated otherwise, “the Registration Statement” means, at any given time, each of the registration statements listed on Schedule 1, as such Schedule 1 may be amended from time to time, as each such registration statement is finally amended and revised at the most current effective date of the registration statement (including at the effective date of any post-effective amendment thereto).

Each Registration Statement registers a continuous public offering (each, an “Offering”) of the Fund’s common shares of beneficial interest, $0.01 par value per share (“Common Shares”), which may consist of such classes of Common Shares as may be set forth in the Registration Statement from time to time (the “Shares”). In this Agreement, unless explicitly stated otherwise, “the Offering” means each Offering covered by a Registration Statement and “Shares” means the Shares being offered in the Offering.

The Offering is and shall be comprised of a maximum amount of Shares set forth in the Prospectus (as defined in Section 1.a. below), as may be amended from time to time, pursuant to a primary offering (the “Primary Shares”). Shares of any class of the Fund offered for sale by the Managing Dealer shall be offered for sale at a price per share (the “offering price”) equal to (a) their net asset value (“NAV”) (determined in the manner set forth in the Prospectus) plus (b) a sales charge, if any and except to those persons set forth in the Prospectus, which shall be the percentage of the offering price of such Shares as set forth in the Prospectus. The offering price, if not an exact multiple of one cent, shall be adjusted to the nearest cent. The Fund may also issue shares pursuant to its distribution reinvestment plan (the “DRIP Shares”). In connection with the Offering, the minimum purchase amount by any one person shall be as set forth in the Prospectus (except as otherwise indicated in any letter or memorandum from the Fund to the Managing Dealer).

In this Agreement, unless explicitly stated otherwise, any references to the Registration Statement, the Offering, the Shares or the Prospectus with respect to each other shall mean only those that are all related to the same Registration Statement.

The Fund intends to initially offer to the public three classes of Shares and may offer additional classes of shares as it may determine appropriate from time to time. The differences between the classes of Shares and the eligibility requirements for each class are described in detail in the Prospectus. The Shares are to be offered and sold to the public as described under the caption “Plan of Distribution” in the Prospectus. Except as otherwise agreed by the Fund and the Managing Dealer, Shares sold through the Managing Dealer are to be sold directly through the Managing Dealer, as the Managing Dealer, and/or through the intermediaries (each a “Broker” and collectively, the “Brokers”) with whom the Managing Dealer has entered into or will enter into a selected intermediary agreement related to the distribution of Shares substantially in the form attached to this Agreement as Exhibit A or such other form as may be approved in writing by the Fund after consultation with the Managing Dealer (each a “Selected Intermediary Agreement”), at a purchase price equal to the offering price applicable to the class of Shares being purchased. For shareholders who participate in the Fund’s distribution reinvestment plan, the cash distributions attributable to the class of Shares that each shareholder owns will be automatically invested in additional shares of the same class. The DRIP Shares are to be issued and sold to shareholders of the Fund at a purchase price equal to the most recent available NAV per share for such shares at the time the distribution is payable.

Terms not defined herein shall have the same meaning as in the Prospectus. Now, therefore, the Fund hereby agrees with the Managing Dealer as follows:

1.Representations and Warranties of the Fund: The Fund represents and warrants to the Managing Dealer and each Broker participating in an Offering, with respect to such Offering, as applicable, that:

a.A Registration Statement with respect to the Shares has been prepared by the Fund in accordance with applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Investment Company Act of 1940, as amended (the “1940 Act”), and the applicable rules and regulations (the “Rules and Regulations”) of the SEC promulgated thereunder, covering the Shares. Copies of such Registration Statement and each amendment thereto have been or will be delivered to the Managing Dealer. The prospectus contained therein, as finally amended and revised at the effective date of the Registration Statement (including at the effective date of any post-effective amendment thereto), is hereinafter referred to as the “Prospectus,” except that if the prospectus or prospectus supplement filed by the Fund pursuant to Rule 424 under the Securities Act differs from the Prospectus on file at the Effective Date, the term “Prospectus” shall also include such prospectus or prospectus supplement filed pursuant to Rule 424. “Effective Date” means the applicable date upon which the Registration Statement or any post-effective amendment thereto is or was first declared effective by the SEC. “Filing Date” means the applicable date upon which the initial Prospectus or any amendment or supplement thereto is filed with the SEC.

b.The Fund has been duly and validly organized and formed as a statutory trust in good standing under the laws of the state of Delaware, with the power and authority to conduct its business as described in the Prospectus.

c.As of the Effective Date or Filing Date, as applicable, the Registration Statement and Prospectus complied or will comply in all material respects with the applicable requirements of the Securities Act, the 1940 Act, and the Rules and Regulations. The Registration Statement, as of the applicable Effective Date, does not and will not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and the Prospectus as of the applicable Filing Date, does not and will not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that the foregoing provisions of this Section 1.c. will not extend to such statements contained in or omitted from the Registration Statement or Prospectus as are primarily within the knowledge of the Managing Dealer or any of the Brokers and are based upon information furnished by the Managing Dealer in writing to the Fund specifically for inclusion therein.

d.The Fund intends to use the funds received from the sale of the Shares as set forth in the Prospectus.

e.No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Fund of this Agreement or the issuance and sale by the Fund of the Shares, except such as may be required under the Securities Act and the Rules and Regulations, by the Financial Industry Regulatory Authority, Inc. (“FINRA”) or applicable state securities laws.

f.Unless otherwise described in the Registration Statement and Prospectus, there are no actions, suits or proceedings pending or to the knowledge of the Fund, threatened against the Fund at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which will have a material adverse effect on the business or property of the Fund.

g.The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Fund will not conflict with or constitute a default under any declaration of trust, by-law, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Fund, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

h.The Fund has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

i.At the time of the issuance of the Shares, the Shares will have been duly authorized and, when issued and sold as contemplated by the Prospectus and the Fund’s declaration of trust, as may be amended or supplemented from time to time (the “Declaration of Trust”), and upon payment therefor as provided by the Prospectus and this Agreement, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.

j.The Fund has filed all material federal, state and foreign income tax returns, which have been required to be filed, on or before the due date (taking into account all extensions of time to file) and has paid or provided for the payment of all taxes indicated by said returns and all assessments received by the Fund to the extent that such taxes or assessments have become due, except where the Fund is contesting such assessments in good faith.

k.The financial statements of the Fund included in the Prospectus present fairly in all material respects the financial position of the Fund as of the date indicated and the results of its operations for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

l.Upon the commencement of the Offering, the Fund will be a non-diversified, closed-end management investment company that has elected to be treated as a business development company (“BDC”) under the 1940 Act, and has not withdrawn such election, and the SEC has not ordered that such election be withdrawn nor to the Fund’s knowledge have proceedings to effectuate such withdrawal been initiated or threatened by the SEC.

m.Any and all printed sales literature or other materials which have been approved in advance in writing by the Fund and appropriate regulatory agencies for use in the Offering (the “Authorized Sales Materials”) prepared by the Fund and any of its affiliates specifically for use with potential investors in connection with the Offering, when used in conjunction with the Prospectus, will not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made and when read in conjunction with the Prospectus, not misleading. If at any time any event occurs which is known to the Fund as a result of which such Authorized Sales Materials when used in conjunction with the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Fund will notify the Managing Dealer thereof.

n.Except as disclosed in the Registration Statement and the Prospectus, no person is serving or acting as investment adviser of the Fund, except in accordance with the applicable provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the applicable published rules and regulations thereunder.

o.The issuance and sale of the Shares have been, or will be, prior to the commencement of the Offering, duly authorized by the Fund, and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable.

2.Covenants of the Fund. The Fund covenants and agrees with the Managing Dealer that:

a.It will, at no expense to the Managing Dealer, furnish the Managing Dealer with such number of printed copies of the Prospectus, in preliminary and final form, including all amendments and exhibits thereto, as the Managing Dealer may reasonably request. It will similarly furnish to the Managing Dealer and others designated by the Managing Dealer as many copies of any other Authorized Sales Materials (provided that the use of said Authorized Sales Materials has been first approved for use by all appropriate regulatory agencies) as the Managing Dealer may reasonably request.

b.It will furnish such proper information and execute and file such documents as may be necessary for the Fund to qualify the Shares for offer and sale under the securities laws of such jurisdictions as the Managing Dealer may reasonably designate and will file and make in each year such statements and reports as may be required. The Fund will furnish to the Managing Dealer upon request a copy of such papers filed by the Fund in connection with any such qualification.

c.It will: (i) use commercially reasonable efforts to cause the Registration Statement(s) to become effective, (ii) furnish copies of any proposed amendment or supplement of the Registration Statement or Prospectus to the Managing Dealer; (iii) file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC; and (iv) if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, it will promptly notify the Managing Dealer and, to the extent the Fund determines such action is in the best interests of the Fund, use its commercially reasonable efforts to obtain the lifting of such order.

d.If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Fund or the Managing Dealer, the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in view of the circumstances under which they were made, not misleading, the Fund will promptly notify the Managing Dealer thereof (unless the information shall have been received from the Managing Dealer) and will effect the preparation of an amended or supplemental Prospectus which will correct such statement or omission. The Fund will then promptly prepare such amended or supplemental Prospectus or Prospectuses as may be necessary to comply with the requirements of Section 10 of the Securities Act.

e.It will disclose a per share estimated value of the Shares and related information in accordance with the requirements of FINRA Rule 2310(b)(5) and provide any other information that the Managing Dealer may reasonably request in good faith in order to remain in compliance with all applicable laws, rules and regulations in connection with the Offering.

3.Obligations and Compensation of Managing Dealer

a.The Fund hereby appoints the Managing Dealer as its agent and principal distributor for the purpose of selling for cash to the public up to the maximum amount of Shares set forth in the Registration Statement (subject to the Fund’s right of re-allocation, as described in the Prospectus) directly or through Brokers, all of whom shall be members of FINRA or, to the extent agreed to by the Fund and the Managing Dealer, through registered investment advisers or bank trust departments or otherwise described in the Prospectus. The Managing Dealer hereby accepts such appointment, agency, and distributorship and agrees to use its best efforts to sell the Shares on said terms and conditions set forth in the Prospectus with respect to each Offering and any additional terms or conditions specified in this Agreement, as it may be amended from time to time. The sales charge applicable to a sale of Shares, if any, shall be that percentage of the applicable public offering price as set forth in the Prospectus, subject to the rules of FINRA and applicable law. The Managing Dealer represents and warrants to the Fund that it is, and throughout the term of this Agreement will remain, a member in good standing of FINRA and that it and its representatives participating in the distribution of the Shares in the Offering have all required licenses and registrations to act under this Agreement. With respect to the Managing Dealer’s participation in the distribution of the Shares in the Offering, the Managing Dealer agrees to comply in all material respects with the applicable requirements of the Securities Act, the Rules and Regulations thereunder, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Rules and Regulations thereunder, all other federal laws, rules and regulations applicable to the Offering and the sale of Shares, all applicable state securities or “blue sky” laws and regulations, and the rules of FINRA applicable to the Offering, from time to time in effect, including, without limitation, FINRA Rules 2040(a), 2111, 2310, 5110 and 5141. The Managing Dealer agrees to prepare, with the Fund’s cooperation, the required filings under FINRA Rule 5110, and file the same with FINRA (the “5110 Filing”).

b.Following the initial Effective Date of the Registration Statement, at such time as requested by the Fund, the Managing Dealer and the Brokers shall commence the offering of the Shares in the Offering for cash to the public in jurisdictions in which the Shares are registered or qualified for sale or in which such offering is otherwise permitted. The Managing Dealer and the Brokers will immediately suspend or terminate offering of the Shares upon receipt of written request of the Fund at any time and will resume offering the Shares upon subsequent receipt of written request of the Fund. The Fund may suspend or terminate the offering of its Shares at any time, including as to specific classes of Shares, as to specific jurisdictions or otherwise. Upon notice to the Managing Dealer of the terms of such suspension or termination, the Managing Dealer shall suspend the solicitation of subscriptions for Shares in accordance with such terms until the Fund notifies the Managing Dealer that such solicitation may be resumed.

c.Subject to circumstances described in or otherwise provided in this Agreement, including the limitations set forth in Section 3.h below, and under the caption “Plan of Distribution” in the

Prospectus, which may be amended and restated from time to time, the Fund will pay to the Managing Dealer a “Shareholder Servicing and/or Distribution Fee” as set forth in the Prospectus with respect to certain classes of Shares (“Distribution Shares”); provided that the Fund may retain all or any portion of such amounts to satisfy payment obligations in respect of shareholder servicing or distributions arrangements with other parties, including with Brokers or Servicing Brokers, pursuant to Section 3.g below in which the Fund may direct such payments to such parties on an agency basis; any such amounts retained shall not be due or payable to the Managing Dealer. The Fund will pay the Shareholder Servicing and/or Distribution Fee due to the Managing Dealer monthly in arrears.

d.Following commencement of the offering of the Shares in the Offering for cash, the Fund shall pay the Managing Dealer the Managing Dealer Fee on any new capital raised in the offering, as set forth in Exhibit B (the “Managing Dealer Fee”). The Managing Dealer Fee shall be paid in arrears on a quarterly basis. To the extent that the balance of the Shareholder Servicing and/or Distribution Fees received by the Managing Dealer is sufficient to cover the Managing Dealer Fee in any quarter, the Managing Dealer Fee shall be paid from such balance.

e.The Fund recognizes that Monroe Capital BDC Advisors, LLC (the “Adviser”) or its affiliates, under separate agreement with the Managing Dealer, may make payment to the Managing Dealer in connection with the distribution of Shares of the Fund, such payments payable from past profits or other resources of the Adviser or its affiliates including management fees paid to it by the Fund.

f.As provided in the Distribution and Service Plan adopted by the Fund, the Fund recognizes that the Adviser or its affiliates, under separate agreement, may make payment to the Managing Dealer with respect to any expenses incurred in the distribution of shares of the Fund, such payments payable from past profits or other resources of the Adviser or its affiliates including management fees paid to it by the Fund.  The compensation of the Managing Dealer shall be set forth in a separate agreement between the Managing Dealer and the Adviser.

g.The Managing Dealer may reallow all or a portion of the front-end sales charge and/or Shareholder Servicing and/or Distribution Fee to any Brokers who sold Distribution Shares giving rise to a portion of such Shareholder Servicing and/or Distribution Fee to the extent the Selected Intermediary Agreement with such Broker provides for such a reallowance and such Broker is in compliance with the terms of such Selected Intermediary Agreement related to such reallowance. Notwithstanding the foregoing, subject to the terms of the Prospectus, at such time as the Broker who sold the Distribution Shares giving rise to a portion of such Shareholder Servicing and/or Distribution Fee is no longer the intermediary of record with respect to such Shares or the Broker no longer satisfies any or all of the conditions in its Selected Intermediary Agreement for the receipt of the Shareholder Servicing and/or Distribution Fees with respect to such Shares, then Broker’s entitlement to the Shareholder Servicing and/or Distribution Fees related to such Shares, as applicable, shall cease in, and Broker shall not receive the Shareholder Servicing and/or Distribution Fee for, that month or any portion thereof (i.e., Shareholder Servicing and/or Distribution Fees are payable with respect to an entire month without any proration). Intermediary transfers will be made effective as of the start of the first business day of a month.

Thereafter, such Shareholder Servicing and/or Distribution Fee may be reallowed to the then-current intermediary of record of such Shares, as applicable, if any such intermediary of record has been designated (the “Servicing Broker”), to the extent such Servicing Broker has entered into a Selected Intermediary Agreement or similar agreement with the Managing Dealer (“Servicing Agreement”), such Selected Intermediary Agreement or Servicing Agreement with the Servicing

Broker provides for such reallowance and the Servicing Broker is in compliance with the terms of such agreement related to such reallowance. In this regard, all determinations will be made by the Managing Dealer in good faith in its sole discretion. The Broker is not entitled to any Shareholder Servicing and/or Distribution Fee with respect to Class I shares. The Managing Dealer may also reallow some or all of the Shareholder Servicing and/or Distribution Fee to other intermediaries who provide services with respect to the Shares (who shall be considered additional Servicing Brokers) pursuant to a Servicing Agreement with the Managing Dealer to the extent such Servicing Agreement provides for such reallowance and such additional Servicing Broker is in compliance with the terms of such agreement related to such reallowance, in accordance with the terms of such Servicing Agreement.

h.Unless otherwise disclosed in the Prospectus, at the end of the month in which the Managing Dealer in conjunction with the transfer agent determines that total transaction or other fees, including upfront placement fees or brokerage commissions, Shareholder Servicing and/or Distribution Fees and Managing Dealer Fees, from whatever source, paid with respect to any single Share held in a shareholder’s account would exceed, in the aggregate, 10% of the gross proceeds from the sale of such Share (or a lower limit as determined by the Managing Dealer or the applicable Broker), the Managing Dealer shall cease receiving Managing Dealer Fees and the Shareholder Servicing and/or Distribution Fee on either (i) each such Share that would exceed such limit or (ii) all Shares in such shareholder’s account, in the Managing Dealer’s discretion. At the end of such month, the applicable Distribution Shares in such shareholder’s account will convert into a number of Class I shares (including any fractional shares), with an equivalent aggregate NAV as the applicable Distribution Shares. In addition, the Managing Dealer will cease receiving the Shareholder Servicing and/or Distribution Fee on Class S shares and Class D shares in connection with an Offering (i.e., pursuant to the Registration Statement for such Offering) upon the earlier to occur of the following: (i) a listing of Class I shares, (ii) the merger or consolidation of the Fund with or into another entity, or the sale or other disposition of all or substantially all of the Fund’s assets, or (iii) the date following the completion of the primary portion of such Offering on which, in the aggregate, underwriting compensation from all sources in connection with such Offering, including selling commissions, Managing Dealer fees, the Shareholder Servicing and/or Distribution Fee and other underwriting compensation, is equal to ten percent (10%) of the gross proceeds from Primary Shares sold in such Offering, as determined in good faith by the Managing Dealer in its sole discretion following consultation with the Company. For purposes of this Agreement, the portion of the Shareholder Servicing and/or Distribution Fee accruing with respect to Distribution Shares of the Fund’s Common Shares issued (publicly or privately) by the Fund during the term of a particular Offering, and not issued pursuant to a prior Offering, shall be underwriting compensation with respect to such particular Offering and not with respect to any other Offering.

i.The terms of any reallowance of the Shareholder Servicing and/or Distribution Fee shall be set forth in the Selected Intermediary Agreement or Servicing Agreement entered into with the Brokers or Servicing Brokers, as applicable. The Fund will not be liable or responsible to any Broker or Servicing Broker for any reallowance of Shareholder Servicing and/or Distribution Fee to such Broker or Servicing Broker, it being the sole and exclusive responsibility of the Managing Dealer for payment of Shareholder Servicing and/or Distribution Fee to Brokers and Servicing Brokers. Notwithstanding the foregoing, at the discretion of the Fund, the Fund may act as agent of the Managing Dealer by making direct payment of Shareholder Servicing and/or Distribution Fees to Brokers on behalf of the Managing Dealer without incurring any liability, unless the Fund fails to pay such Brokers as provided under the terms of the Selected Intermediary Agreement. Further, the Fund is not responsible for any transaction or other fees, including upfront placement fees or brokerage commissions, charged by Brokers.

j.In addition to the other items of underwriting compensation set forth in this Section 3, the Fund and/or the Adviser shall reimburse the Managing Dealer for all items of underwriting compensation referenced in the Prospectus, to the extent the Prospectus indicates that they will be paid by the Fund or the Adviser, as applicable, and to the extent permitted pursuant to the rules of FINRA. The Fund shall reimburse the Managing Dealer for filing fees paid in connection with the 5110 Filing.

k.In addition to reimbursement as provided under Section 3.j, and subject to the rules of FINRA, the Fund shall also pay directly or reimburse the Managing Dealer for reasonable bona fide due diligence expenses incurred by any Broker as described in the Prospectus. The Managing Dealer shall obtain from any Broker and provide to the Fund a detailed and itemized invoice for any such due diligence expenses. Notwithstanding anything contained herein to the contrary, no payments or reimbursements by the Fund with respect to a particular Offering hereunder shall be required to be made to the extent that they would cause (i) total organization and offering expenses, defined under Omnibus Guidelines (as defined in Section 4.a. below) and FINRA rules, to exceed 15% of gross proceeds from such Offering or (ii) total compensation (from whatever source) paid to underwriters, broker-dealers and affiliates thereof in respect of such Offering to exceed 10% of gross proceeds from the Offering.

l.The Managing Dealer represents and warrants that it will comply with all applicable currency reporting, anti-money laundering, anti-corruption and anti-terrorist laws and regulations, and any other applicable laws, rules, regulations and interpretations of any other applicable regulatory or self-regulatory body.

m.(i) The Managing Dealer represents and warrants that it has in place, and during the term of this Agreement will maintain, internal controls, policies, and procedures (“AML Program”) that are reasonably designed to detect, identify, and report illegal activity, including money laundering and further represents that it has implemented, complies with and will comply with anti-money laundering policies and procedures that satisfy and will continue to satisfy the requirements of applicable anti-money laundering and “know your customer” laws, rules and regulations, including, as applicable, the U.S. International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, the U.S. Foreign Corrupt Practices Act, the Bank Secrecy Act, as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”), the U.S. International Emergency Economic Powers Act, and the U.S. Trading with the Enemy Act, as each may be amended from time to time and regulations thereunder. (ii) The Managing Dealer represents and warrants that, as of the date of execution of this Agreement and during the term of this Agreement, its AML Program, at a minimum; (A) designates a compliance officer to administer and oversee the AML Program; (B) provides ongoing employee training; (C) includes an independent audit function to test the effectiveness of the AML Program; (D) establishes internal policies, procedures, and controls that are tailored to its particular business; (E) provides for the filing of all necessary anti-money laundering reports including, but not limited to, suspicious activity reports; and (F) provides for screening its direct clients against the Office of Foreign Asset Control (“OFAC”) list and any other government list that is or becomes required under the USA Patriot Act. (iii) The Managing Dealer represents and warrants that it has, and during the term of this agreement shall maintain, policies, procedures and internal controls in place that are reasonably designed to comply with  the U.S. Foreign Corrupt Practices Act of 1977, as amended (“FCPA”), and, where applicable, legislation enacted by member States and signatories implementing the OECD Convention Combating Bribery of Foreign Officials, or any similar statute, rule or policy applicable in any U.S. jurisdiction in which Broker engages in any activity hereunder (collectively, the “Anti-Corruption Laws”).  The Managing Dealer represents and warrants that it has and will maintain at all times during the term of this Agreement, policies, procedures, and internal controls in place that comply with applicable Anti-Corruption Laws, including applicable provisions of the FCPA.

n.The Managing Dealer represents and warrants to the Fund and each person and firm that signs the Registration Statement that the information under the caption “Plan of Distribution” in the Prospectus and all other information furnished to the Fund by the Managing Dealer in writing expressly for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

o.The Managing Dealer will, and will require all Brokers through the Selected Intermediary Agreement to, offer and sell the Shares at the offering prices per share as determined in accordance with the Prospectus.

p.The Managing Dealer agrees to update the Chief Compliance Officers of the Adviser and the Fund via written communication on a quarterly basis regarding any material compliance issues that have occurred since the prior quarter.

q.The Managing Dealer agrees (to the extent received), and will require all Brokers through the Selected Intermediary Agreement, upon receipt by the Broker or the Managing Dealer, as applicable, of any and all checks, drafts, and money orders or other instruments of payment received from prospective purchasers of shares, to transmit the same together with a copy of the executed Subscription Agreement or copy of the signature page of such agreement, stating among other things, the name of the purchaser, current address, and the amount of the investment to the Transfer Agent by (i) the end of the next business day following receipt where internal supervisory review is conducted at the same location at which subscription documents and checks are received, or (ii) the end of the second business day following receipt where internal supervisory review is conducted at a different location than that which subscription documents and checks are received.

4.Indemnification; Limitation of Liability.

a.To the extent permitted by the Declaration of Trust, Section 17(h) and Section 17(i) of the 1940 Act, the provisions of Article II.G of the North American Securities Administrators Association, Inc. Omnibus Guidelines Statement of Policy adopted on March 29, 1992 and as amended on May 7, 2007 and from time to time (the “Omnibus Guidelines”), and subject to the limitations below, the Fund will indemnify, defend, and hold harmless the Brokers and the Managing Dealer, their respective officers, directors, employees, members, partners, affiliates, agents and representatives, and each person, if any, who controls such Broker or Managing Dealer within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (the “Indemnified Persons”) from and against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys’ fees (“Losses”), joint or several, to which such Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, arising out of or relating to any claim, suit, action, or other proceeding by a third-party, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement of a material fact contained (A) in the Registration Statement, the Prospectus, or any post-effective amendment or supplement to either or (B) in any blue sky application or other document executed by the Fund or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Fund under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”) or (C) in any Authorized Sales Materials, (ii) the

omission to state in the Registration Statement, the Prospectus, or any post-effective amendment or supplement to either or in any Blue Sky Application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) the Fund’s material breach of any representation or warranty made by it to the Managing Dealer, or (iv) is the result of the Fund’s, or its agents’ acting on its behalf, willful misfeasance, fraud, bad faith, or gross negligence with respect to its obligations under this Agreement. The Fund will reimburse the Managing Dealer and each Indemnified Person of the Managing Dealer for any reasonable legal or other expenses reasonably incurred by the Managing Dealer or such Indemnified Person in connection with investigating or defending such Loss.

Notwithstanding the foregoing provisions of this Section 4.a., the Fund is not obligated to indemnify or hold harmless the Managing Dealer, any Broker or any of their affiliates in any manner that would be inconsistent with the provisions to Article II.G of the Omnibus Guidelines. In particular, but without limitation, the Fund may not indemnify or hold harmless the Managing Dealer, any Broker or any of their affiliates for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

(i)There has been a successful adjudication on the merits of each count involving alleged securities law violations;

(ii)Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

(iii)A court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Further notwithstanding the foregoing provisions of this Section 4.a., the Fund will not be liable in any such case to the extent that any such Loss or expense arises out of or is based upon an untrue statement or omission made in reliance upon and in conformity with written information furnished (x) to the Fund by the Managing Dealer or (y) to the Fund or the Managing Dealer by or on behalf of any Broker specifically for use in the Registration Statement, the Prospectus, or any post-effective amendment or supplement, any Blue Sky Application or any Authorized Sales Materials, and, further, the Fund will not be liable for the portion of any Loss in any such case if it is determined that such Broker or the Managing Dealer was at fault in connection with such portion of the Loss, expense or action.

The foregoing indemnity agreement of this Section 4.a. is subject to the further condition that, insofar as it relates to any untrue statement or omission made in the Prospectus (or amendment or supplement thereto) that was eliminated or remedied in any subsequent amendment or supplement thereto, such indemnity agreement shall not inure to the benefit of an Indemnified Party from whom the person asserting any Losses purchased the Shares that are the subject thereof, if a copy of the Prospectus as so amended or supplemented was not sent or given to such person at or prior to the time the subscription of such person was accepted by the Fund.

b.The Managing Dealer hereby agrees to indemnify, defend and hold harmless the Fund, its affiliates, the Fund’s and its affiliates’ respective officers, directors, trustees (including any person named in the Registration Statement, with his or her consent, as about to become a director or trustee), employees, members, partners, and representatives, each other person who has signed the Registration Statement, and each person, if any, who controls the Fund within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (the “Fund Indemnified Persons”), from and against any and all Losses, joint or several, to which any of the Fund Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, arising out of or relating to any claim suit action or other proceeding, insofar as such Losses (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement of a material fact contained (A) in the Registration Statement, the Prospectus or any post-effective amendment or supplement to either, or (B) in any Blue Sky Application, or (C) in any Authorized Sales Materials; or (ii) the omission to state in the Registration Statement, the Prospectus, any post-effective amendment or supplement to either or in any Blue Sky Application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that clauses (i) and (ii) apply, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Fund by or on behalf of the Managing Dealer specifically for use with reference to the Managing Dealer in the preparation of the Registration Statement, the Prospectus, any post-effective amendment or supplement to either or in preparation of any Blue Sky Application or Authorized Sales Materials,  it being understood and agreed upon that the only such information furnished by or on behalf of the Managing Dealer consists of the information set forth on Schedule 2 to this Agreement (as may be updated from time to time by the Fund and the Managing Dealer); or (iii) any use of sales literature not authorized or approved by the Fund or any use of “broker-dealer use only” materials with members of the public by the Managing Dealer in the offer and sale of the Shares or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction; or (iv) any untrue statement made by the Managing Dealer or its representatives or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; or (v) the Managing Dealer’s actual or alleged breach of any representation, warranty or covenant made by it in this Agreement; or (vi) any failure by the Managing Dealer or its affiliates to comply with applicable laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and FinCEN in implementing the Bank Secrecy Act and the USA Patriot Act; or (vii) any other failure by the Managing Dealer or its affiliates to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder or to obtain any consent approval or permission required in connection with distribution of Shares; or (viii) the Managing Dealer’s acting on its behalf, willful misfeasance, fraud, bad faith, or gross negligence with respect to the Managing Dealer’s obligations under this Agreement; or (ix) the Managing Dealer’s or its affiliate’s or agent’s failure. The Managing Dealer will reimburse the Fund and each Fund Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending such Loss. This indemnity agreement will be in addition to any liability that the Managing Dealer may otherwise have.

c.The Managing Dealer will require in each Selected Intermediary Agreement with any Broker that such Broker severally will indemnify and hold harmless the Fund, the Managing Dealer, each of their officers, trustees and directors (including any person named in the Registration Statement, with his or her consent, as about to become a trustee), each other person who has signed the Registration Statement and each person, if any, who controls the Fund or the Managing Dealer within the meaning of Section 15 of the Securities Act (the “Broker Indemnified Persons”) from and against any Losses to which a Broker Indemnified Person may become subject, under the Securities Act, the Exchange Act or otherwise, arising out of or relating to any claim, suit, action or other proceeding by a third-party, insofar as such Losses (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement of a material fact contained (A) in the Registration Statement, the Prospectus, or any post-effective amendment or supplement to either, or (B) in any Blue Sky Application, or (C) in any Authorized Sales Materials; or (ii) the omission to state in the Registration Statement, the Prospectus, or any post-effective amendment or supplement to either or in any Blue Sky Application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that clauses (i) and (ii) apply, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Fund or the Managing Dealer by or on behalf of the Broker specifically for use with reference to the Broker in the preparation of the Registration Statement, the Prospectus, any post-effective amendment or supplement either or in preparation of any Blue Sky Application or Authorized Sales Materials; or (iii) any use of sales literature not authorized or approved by the Fund or any use of “broker-dealer use only” materials with members of the public by the Broker in the offer and sale of the Shares or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction; or (iv) any untrue statement made by the Broker or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; or (v) any material violation of this Agreement or the Selected Intermediary Agreement entered into between the Managing Dealer and the Broker; or (vi) any failure or alleged failure to comply in all material respects with all applicable laws, including, without limitation, laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA Patriot Act; or (vii) any other failure or alleged failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder; or (viii) any gross-negligence or more culpable act or omission (including, without limitation, recklessness or willful misconduct) in connection with the performance or non-performance of any activity actually performed or required to be performed by or on behalf of the Broker under this Agreement or the Selected Intermediary Agreement entered into between the Managing Dealer and the Broker. The Managing Dealer will also require in each Selected Intermediary Agreement with each Broker that such Broker will reimburse each Broker Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss, expense or action. This indemnity agreement will be in addition to any liability that such Broker may otherwise have.

d.Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4, notify in writing the indemnifying party of the commencement thereof. The failure of an indemnified party to so notify the indemnifying party will relieve the indemnifying party from any liability under this Section 4 as to the particular item for which indemnification is then being sought solely to the extent that the indemnifying party can demonstrate that it has been materially prejudiced as a result of such failure, but not from any other liability that it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 4.e.) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party. Any indemnified party shall not be bound to perform or refrain from performing any act pursuant to the terms of any settlement of any claim or action effected without the consent of such indemnified party.

e.The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party, unless the indemnified party reasonably believes (i) that there are one or more legal or equitable defenses available to it that are different from or in addition to those available to Indemnifying Party, and (ii)(A) counsel for the indemnifying party could not adequately represent the interest of the indemnified party because such interest could be in conflict with those of the indemnifying party; or (B) such action or proceeding involves, or could have a material effect on, any material matter beyond the scope of the indemnification or defense obligations of the indemnifying party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties are unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

f.The indemnity agreements contained in this Section 4 shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Broker, or any person controlling any Broker or by or on behalf of the Fund, the Managing Dealer or any officer, trustee or director thereof, or by or on behalf of any person controlling the Fund or the Managing Dealer, (ii) delivery of any Shares and payment therefor, and (iii) any termination of this Agreement. A successor of any Broker or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits, and subject to the obligations of, the indemnity agreements contained in this Section 4.

g.EXCEPT AS OTHERWISE PROVIDED IN SECTION 4(I), IN NO EVENT SHALL EITHER PARTY BE LIABLE UNDER THIS AGREEMENT TO THE OTHER PARTY OR ANY THIRD-PARTY FOR CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR ENHANCED DAMAGES, LOST PROFITS OR REVENUES OR DIMINUTION IN VALUE, ARISING OUT OF, OR RELATING TO, AND/OR IN CONNECTION WITH ANY BREACH OF THIS AGREEMENT, REGARDLESS OF (I) WHETHER SUCH DAMAGES WERE FORESEEABLE; (II) WHETHER OR NOT IT WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; AND (III) THE LEGAL OR EQUITABLE THEORY (CONTRACT, TORT OR OTHERWISE) UPON WHICH THE CLAIM IS BASED.

h.EXCEPT AS OTHERWISE PROVIDED IN SECTION 4(I), IN NO EVENT SHALL THE FUND’S OR THE MANAGING DEALER’S AGGREGATE LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT, WHETHER ARISING OUT OF OR RELATED TO BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EXCEED  THE TOTAL OF THE “SHAREHOLDER SERVICING AND/OR DISTRIBUTION FEE” PLUS

THE MANAGING DEALER FEES PAID AND AMOUNTS ACCRUED BUT NOT YET PAID TO MANAGING DEALER PURSUANT TO THIS AGREEMENT.

i.The exclusions and limitations in Section 4(g) and 4(h) will not apply to: (i) Losses arising out of or relating to a material breach of Section 3 or Section 14; (ii) a party’s indemnification obligations hereunder; (iii) Losses arising out of or relating to a party’s gross negligence or more culpable conduct, including, without limitation, any willful misconduct or intentional wrongful acts; (iv) Losses for death, bodily injury or damage to real or tangible personal property arising out of or relating to a party’s negligent or more culpable acts or omissions; and (v)  Losses arising from or relating to a party’s violation of Law.

5.Survival of Provisions.

a.The respective agreements, representations and warranties of the Fund and the Managing Dealer set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Managing Dealer or any Broker or any person controlling the Managing Dealer or any Broker or by or on behalf of the Fund or any person controlling the Fund, and (ii) the acceptance of any payment for the Shares.

b.Except as may otherwise be set forth in Section 9 with respect to any fees or expenses payable under this Agreement, the respective agreements of the Fund and the Managing Dealer set forth in Sections 3.c through 3.i and Sections 4 through 16 of this Agreement shall remain operative and in full force and effect regardless of any termination of this Agreement.

6.Applicable Law. This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by, the laws of the State of New York; provided however, that causes of action for violations of federal or state securities laws shall not be governed by this Section. Venue for any action brought hereunder shall lie exclusively in the borough of Manhattan, New York City, New York.

7.Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement. Each party may execute this Agreement by applying an electronic signature using DocuSign or any similar electronic signature program and acknowledges, agrees and confirms that the use of such an electronic signature program (a) shall result in a reliable and valid delivery of such party’s signature to this Agreement; and (b) shall constitute reasonable steps on the part of the other party to this Agreement to verify the reliability of such signature.

8.Successors and Amendment.

a.This Agreement shall inure to the benefit of and be binding upon the Managing Dealer and the Fund and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein. This Agreement shall inure to the benefit and be binding upon Brokers to the extent set forth in Sections 1 and 4 hereof and the provisions of the applicable Intermediary Agreement.

b.This Agreement may be amended by the written agreement of the Managing Dealer and the Fund.

c.Schedule 1 may be amended from time to time with the written consent of the Fund and the Managing Dealer. However, the addition or removal of Registration Statements from Schedule 1 shall only apply prospectively and shall not affect the respective agreements, representations and warranties of the Fund and the Managing Dealer prior to such amendments to Schedule 1. For the avoidance of doubt, the parties acknowledge and agree that, upon the removal of a Registration Statement from Schedule 1, the representations, warranties and covenants in Sections 1 and 2 shall no longer continue to be made with respect to the Offering, the Shares or the Prospectus relating to such Registration Statement.

9.Term and Termination.

a.This Agreement shall become effective as of the date first written above and shall remain in force until the first anniversary of its effective date and shall thereafter continue in effect from year to year, but only so long as such continuance is specifically approved at least annually by a vote of the board of trustees of the Fund, including the vote of a majority of the trustees who are not “interested persons,” as defined by the 1940 Act and the rules thereunder, of the Fund and who have no direct or indirect financial interest in the operation of the Fund’s Distribution and Shareholder Servicing Plan (the “Plan”) or any agreements entered into in connection with the Plan (including this Agreement), cast in person at a meeting called for the purpose. This Agreement may be terminated: (i) by the Managing Dealer for any reason or no reason other than with Good Reason (as defined below), on 60 days’ written notice to the Fund; (ii) by the Fund for any reason or no reason other than for Cause (as defined below), on 60 days’ written notice to the Managing Dealer; and (iii) by the Fund for Cause or by the Managing Dealer with Good Reason, in each case immediately with written notice to the other party. The Agreement also may be terminated at any time, without the payment of any penalty, by vote of a majority of the Fund’s trustees who are not “interested persons,” as defined in the 1940 Act, of the Fund and who have no direct or indirect financial interest in the operation of the Fund’s Plan or this Agreement or by vote a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act), on not more than 60 days’ written notice to the Managing Dealer or the Adviser. This Agreement will automatically terminate in the event of its assignment, as defined in the 1940 Act.

b. Upon expiration or termination of this Agreement, and except as set forth below, the Fund shall pay to the Managing Dealer any remaining balance of the Managing Dealer Fee not yet paid at such time and reimbursement for all accountable expenses incurred in accordance with this Agreement prior to the termination date. In the event the Managing Dealer is terminated for failure to comply with the terms hereof or for Cause, the Managing Dealer shall be entitled only to the Managing Dealer Fee accrued and not yet paid through such termination date, offset by any losses suffered by the Fund or any officer, trustee or affiliate of the Fund arising from the actions or omissions relating to the for Cause termination, Managing Dealer’s breach of this Agreement or an action that would otherwise give rise to an indemnification claim against the Managing Dealer under Section 4.b herein. If this Agreement is terminated by the Managing Dealer without Good Reason, then the Managing Dealer shall have no right to receive and the Fund shall have no obligation to pay any further Managing Dealer Fees, which would be payable after the date of such termination. Upon termination, the Managing Dealer shall promptly deliver to the Fund all records and documents in its possession that relate to the Offering other than as required by law to be retained by the Managing Dealer. Managing Dealer shall use its commercially reasonable efforts to cooperate with the Fund to accomplish an orderly transfer of management of the Offering to a party designated by the Fund.

c.For the purposes of this Agreement, “Cause” shall mean: the Managing Dealer (i) (x) ceases to be registered in any required capacity, or is suspended from conducting licensed activity, in each state, province, territory or country (as applicable) where such registration is necessary in order to conduct its activities under this Agreement, or (y) any of its representatives who offer and sell the Shares fail to be properly registered or licensed in such jurisdictions where required by applicable law if, in the case of this clause (y) only, not doing so would have a material adverse effect on the Managing Dealer’s ability to perform its services hereunder, or on the Fund or its affiliates; or (ii) commits a material violation of applicable laws, rules or regulations (securities or otherwise) in connection with its activities under this Agreement. “Good Reason” shall mean the breach by the Fund of any representation, warranty or covenant contained in this Agreement which (x) has a material adverse effect on the Fund’s ability to perform its obligations under this Agreement and (y), if capable of being cured, is not cured within 30 days of the notification of the occurrence thereof.

10.Confirmation. The Fund hereby agrees and assumes the duty to confirm on its behalf and on behalf of Brokers who sell the Shares all orders for purchase of Shares accepted by the Fund. Such confirmations will comply with the rules of the SEC and FINRA and will comply with applicable laws of such other jurisdictions to the extent the Fund is advised of such laws in writing by the Managing Dealer.

11.Prospectus and Authorized Sales Materials. Managing Dealer agrees that it is not authorized or permitted to give and will not give, any information or make any representation concerning the Shares except as set forth in the Prospectus and any Authorized Sales Materials. The Managing Dealer further agrees (a) not to deliver any Authorized Sales Materials to any investor or prospective investor, to any intermediary, or to any representatives or other associated persons of such an intermediary, unless it is accompanied or preceded by the Prospectus as amended and supplemented, (b) not to show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Fund and marked “broker only,” “dealer only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public and (c) not to show or give to any investor or prospective investor in a particular jurisdiction (and will similarly require Brokers pursuant to the Selected Intermediary Agreement) any material or writing that is supplied to it by the Fund if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction. Managing Dealer, in its agreements with Brokers, will include requirements and obligations of the Brokers similar to those imposed upon the Managing Dealer pursuant to this section.

12.Suitability of Investors. The Managing Dealer, in its agreements with Brokers, will require that the Brokers offer Shares only to persons who meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Fund and will only make offers to persons in the jurisdictions in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required. In offering Shares, the Managing Dealer, in its agreements with Brokers, will require that the Broker comply with the provisions of all applicable rules and regulations relating to suitability of investors, including, without limitation, the provisions of Exchange Act Rule 15l-1 (“Regulation Best Interest”) and Article III of the Omnibus Guidelines and applicable laws of the jurisdiction of which such investor is a resident. The Managing Dealer, in its agreements with Brokers, will require that the Brokers shall sell Shares only to those persons who are eligible to purchase such shares as described in the Prospectus and only through those Brokers who are authorized to sell such shares. The Managing Dealer, in its agreements with the Brokers, shall require the Brokers to maintain, for at least six years, a record of the information obtained to determine that an investor meets the financial qualification and suitability standards imposed on the offer and sale of the Shares. To the extent the Managing Dealer is involved in the distribution process other than through a Broker, the Managing Dealer shall comply with the requirements of this Section 12 that are required to be included in Managing Dealer’s agreements with Brokers.

13.Submission of Orders. The Managing Dealer will require in its agreements with each Broker that each Broker comply with the submission of orders procedures set forth in the form of Selected Intermediary Agreement attached as Exhibit A to this Agreement. To the extent the Managing Dealer is involved in the distribution process other than through a Broker, the Managing Dealer will comply with such submission of orders procedures, and will require each person desiring to purchase Shares in the Offering to complete and execute a subscription agreement substantially in the form filed as an appendix to the Prospectus (a “Subscription Agreement”) in the form provided by the Fund to the Managing Dealer for use in connection with the Offering and to deliver to the Managing Dealer or as otherwise directed by the Managing Dealer such completed and executed Subscription Agreement together with a check or wire transfer (“instrument of payment”) in the amount of such person’s purchase, which must be at least the minimum purchase amount set forth in the Prospectus. To the extent the Managing Dealer is involved in the distribution process other than through a Broker, Subscription Agreements and instruments of payment will be transmitted by the Managing Dealer to the escrow agent described in the Prospectus and Subscription Agreement for any Offering in which there is a minimum offering contingency described in the Prospectus (“Minimum Offering”) that has not yet been satisfied or, after any such Minimum Offering is satisfied or if no such Minimum Offering is applicable to an Offering, to the Fund, as soon as practicable, but in any event by the end of the second business day following receipt by the Managing Dealer. If the Managing Dealer, or the Broker, as the Managing Dealer shall require in the Selected Intermediary Agreement, receives a Subscription Agreement or instrument of payment not conforming to the instructions set forth in the form of Selected Intermediary Agreement, the Managing Dealer shall return such Subscription Agreement and instrument of payment directly to such subscriber not later than the end of the next business day following its receipt. Instruments of payment of rejected subscribers will be promptly returned to such subscribers. Unless otherwise agreed by the parties hereto, the Adviser or the Fund’s administrator and transfer agent (the “TA/Administrator”), shall be responsible for reviewing each Subscription Agreement, if required, to confirm that it has been completed in accordance with the instructions thereto; provided, however, that the Adviser, the TA/Administrator, the Managing Dealer and the Fund may rely on the information provided by Brokers concerning their customers. The Fund, the Adviser and/or the TA/Administrator, in its or their sole discretion, may return to the Managing Dealer any Subscription Agreement, if required, that is not completed to its or their satisfaction, and the Fund shall be under no obligation to accept any Subscription Agreement.

14.Privacy. The Managing Dealer will comply with, and in its agreements with Brokers will require that the Brokers acknowledge and agree to comply with, the following provisions:

The Managing Dealer agrees, and will require through the Selected Intermediary Agreement that each Broker agrees, to abide by and comply in all respects with (a) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999, as amended (“GLBA”) and applicable regulations promulgated thereunder, (b) the privacy standards and requirements of any other applicable federal, state or foreign law, and (c) its own internal privacy policies and procedures, each as may be amended from time to time.

The parties hereto acknowledge that from time to time, the Managing Dealer and/or the Broker may share with the Fund, and the Fund may share with the Managing Dealer and/or the Broker nonpublic personal information (as defined under the GLBA) of customers of Managing Dealer or Broker, as applicable. This nonpublic personal information may include, but is not limited to a customer’s name, address, telephone number, social security number, account information and personal financial information. Managing Dealer and Broker shall only be granted access to such nonpublic personal information of each of its customers that pertains to the period or periods during which it served as the broker of record for such customer’s account. Broker, the Managing Dealer and the Fund shall not disclose nonpublic personal information received in connection with this Agreement, except (a) to service providers (when necessary and as permitted under the GLBA), (b) to perform the services or carry out the purposes for which one party discloses such nonpublic personal information to another party under this Agreement (when necessary and as permitted under the GLBA), (c) as otherwise required or permitted by applicable law or regulation; or (d) as requested by any regulatory body or governmental agency or body having jurisdiction over the disclosing party. Any nonpublic personal information that one party receives from another party shall be subject to the limitations on usage described in this Section 14.

Managing Dealer shall implement (to the extent that the following provisions are applicable to the Managing Dealer), and shall require through the Selected Intermediary Agreement that each Broker agrees to implement (to the extent that such provisions are applicable to such Broker), commercially reasonable measures in compliance with industry best practices designed: (a) to assure the security and confidentiality of nonpublic personal information, consumer information, and customer information (each as defined under the GLBA); (b) to protect such information against any anticipated threats or hazards to the security or integrity of such information; (c) to protect against unauthorized access to, or use of, such information that could result in substantial harm or inconvenience to any customer; (d) to detect, respond to, and recover from against access to or use of such information, including customer notification procedures; (e) to oversee, including through due diligence and monitoring, service providers, (f) to provide notification to Fund and Managing Dealer as soon as possible, but no later than 72 hours, after becoming aware of a breach in security; (g) to properly dispose of consumer information and customer information; and (h) to otherwise ensure its compliance with all applicable privacy standards and requirements of federal, state or foreign law (including, but not limited to, the GLBA), and any other applicable legal or regulatory requirements. Managing Dealer shall, and shall require through the Selected Intermediary Agreement that each Broker agrees to, cause all its agents, representatives, affiliates, subcontractors, or any other party to whom it provides access to or discloses nonpublic personal information, consumer information, or customer information to implement appropriate measures designed to meet the objectives set forth in this Section 14.

15.Use of Name. Except as expressly provided herein, nothing herein shall be deemed to constitute a waiver by the Fund or the Adviser of any consent that would otherwise be required under applicable law prior to the use by the Managing Dealer of the name or identifying marks of M-LEND, MLEND, Monroe Capital BDC Advisors, Monroe Capital, or Monroe (or any combination or derivation thereof). Notwithstanding the foregoing, this Section 15 shall not prohibit or limit the Managing Dealer or its affiliates from making statements required by law or regulation, as determined by the Managing Dealer (or such affiliate) in its sole discretion. The Managing Dealer will not use any company name, trade name, or service mark or logo of the Fund, the Adviser and/or their respective affiliates without prior written consent of the Fund, the Adviser and/or their affiliate

16.Notice. Notices and other writings contemplated by this Agreement shall be delivered via (a) hand, (b) first class registered or certified mail, postage prepaid, return receipt requested, (c) a nationally recognized overnight courier or (d) electronic mail. All such notices shall be addressed, as follows (or to such other address as either party may designate by written notice to the other party):

If to the Managing Dealer:	InspereX LLC
25 SE 4th Avenue
Suite 400
Delray Beach, FL 33483
E-mail: bbusscher@insperex.com

If to the Fund:	Monroe Capital Enhanced Corporate Lending Fund
c/o Monroe Capital BDC Advisors, LLC
311 South Wacker Drive
Suite 6400
Chicago, IL 60606
E-mail: crey@monroecap.com; copy to
legal@monroecap.com

[Signature Pages Follow]

Execution Version

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

MONROE CAPITAL ENHANCED CORPORATE
LENDING FUND

By:	/s/ Theodore L. Koenig
Name:	Theodore L. Koenig
Title:	Trustee

[Signature Page to Managing Dealer Agreement]

Accepted and agreed to as of the date first above written:

INSPEREX LLC

By:	/s/ Deryk Rhodes
Name:	Deryk Rhodes
Title:	Head WMS

[Signature Page to Managing Dealer Agreement]

Execution Version

Schedule 1

Registration Statement(s)

1.	[To be populated upon the initial filing of a Registration Statement with the SEC]

Schedule 2

1.	[To be populated upon the initial filing of a Registration Statement with the SEC]

Execution Version

EXHIBIT A

FORM OF SELECTED INTERMEDIARY AGREEMENT

[To be provided]

Execution Version

EXHIBIT B

 MANAGING DEALER FEE

Managing Dealer Fee:

2 basis points paid on any new capital raised in the Offering, paid quarterly in arrears.